SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): July 20, 2006
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE
On July 20, 2006, Ashford Hospitality Trust, Inc. (the “Company”) announced it has priced a follow-on public offering of 13,000,000 shares of common stock at $11.40 per share. The closing of the offering is scheduled for July 25, 2006.
Merrill Lynch & Co. and Morgan Stanley & Co. Incorporated acted as the book-running managers of the offering. Friedman, Billings, Ramsey & Co., Inc., Wachovia Capital Markets, LLC, A.G. Edwards & Sons, Inc., Stifel, Nicolaus & Company, Incorporated, JMP Securities LLC, Calyon Securities (USA) Inc., and Davenport & Company LLC acted as co-managers. The underwriters have been granted an option to purchase an additional 1,950,000 shares of common stock from the Company to cover over-allotments.
The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (b) Exhibits
99.1 Press Release of the Company, dated July 20, 2006, announcing the pricing of a follow-on public offering of common stock.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 20, 2006

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ DAVID A. BROOKS

David A. Brooks
Chief Legal Officer